                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                         PC QUOTE, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

[Paste-up Logo]

300 SOUTH WACKER DRIVE
CHICAGO, ILLINOIS 60606

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON
June 18, 1996

- ---------------------

TO THE STOCKHOLDERS OF
PC QUOTE, INC.:

The Annual Meeting of Stockholders of PC Quote, Inc., a Delaware corporation, will be held on June 18, 1996 at 10:00 A.M. at The Metropolitan Club, 67th Floor, Sears Tower, 233 South Wacker Drive, Chicago, Illinois, for the following purposes:

1. To elect five (5) directors to hold office until the next annual meeting of stockholders or until their successors shall have been elected and qualified.

2. To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on May 1, 1996 are entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof.

                                          By order of the Board of Directors
                                          DARLENE E. CZAJA
                                          SECRETARY

Chicago, Illinois
May 6, 1996

[Paste-up Logo]

300 SOUTH WACKER DRIVE
CHICAGO, ILLINOIS 60606

- ------------------------------------------------------

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of PC Quote, Inc. (the "Company"), for use at the Annual Meeting of Stockholders of the Company, to be held June 18, 1996 at 10:00 a.m. at The Metropolitan Club, 67th Floor, Sears Tower, 233 South Wacker Drive, Chicago, Illinois. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's directors, officers and regular employees by personal interview, telephone or telegram, and the Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. The expense of all such solicitation, including printing and mailing, will be paid by the Company. Any proxy may be revoked at any time before its exercise, by written notice to the Secretary of the Company or by attending the meeting and electing to vote in person. This Proxy Statement and the accompanying proxy were initially mailed to stockholders on or about May 13, 1996.

Only stockholders of the Company of record at the close of business on May 1, 1996 are entitled to vote at the meeting or any adjournment thereof. As of that date there were outstanding 7,341,053 shares of Common Stock, each of which is entitled to one vote on all matters voted upon at the annual meeting. Holders of shares of Common Stock are not entitled to cumulate their votes in the election of directors. A majority of the outstanding shares of Common Stock of the Company, represented in person or by proxy, shall constitute a quorum at the meeting, and the directors to be elected at the meeting shall be elected by a plurality of the votes of the shares of Common Stock represented at the meeting.

In determining whether a quorum exists at the meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted. Abstentions with respect to a particular proposal will be counted as part of the base number of votes to be used in determining if that particular proposal has received the requisite percentage of base votes for approval, while broker non-votes will not be counted in such base for such proposal. Thus, an abstention will have the same effect as a vote "against" such proposal while a broker non-vote will have no effect.

ELECTION OF DIRECTORS

A board of five (5) directors will be elected to serve until the next annual meeting, or until their successors are elected and shall have qualified. All of such directors shall be elected by the holders of shares of Common Stock. The proxies returned pursuant to this solicitation will be voted by the persons named therein for the election as directors of the persons named below, which persons constitute the Board of Directors' nominees for election of directors. If any nominee is unable to accept the office of director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons as they shall determine.

                                                                                                        Director
Name, Age, and Principal Occupation                                                                      Since
- ----------------------------------------------------------------------------------------------------  ------------
Louis J. Morgan, 59 ................................................................................      1980
  Chairman of the Board of the Company since May 1984. Mr. Morgan served as President of the Company from August 1980 to May 1984. Since August 1980 he has also served as Treasurer of the Company.
  From 1962-1972, Mr. Morgan was employed as a securities broker and sales manager of a regional New
  York Stock Exchange member brokerage firm. He was a member of the Chicago Board Options Exchange,
  Inc. from 1973 to 1986 and served on the Systems Committee of the Chicago Board Options Exchange,
  Inc. from 1980 through 1983.
Paul Di Biasio, 36 .................................................................................      1995
  Chairman and Chief Executive Officer of Di Biasio & Edgington, Inc. since March 1989, a privately held firm which provides analytic software to buy-side institutional investment managers. From
  July 1987 to March 1989, Mr. Di Biasio was the Vice President-- Institutional Sales at the
  brokerage firm of Hopper Soliday Corporation.
M. Blair Hull, 52 ..................................................................................      1995
  Mr. Hull is the founder and Managing Partner of Hull Trading Company. Since July 1992, Mr. Hull
  has been a member of the Board of Directors, member of the Audit Committee and the Compensation
  Committee of BARRA, Inc., a publicly traded corporation in the business of developing and manufacturing computer software. Mr. Hull has been a member of the Board of Trustees of the
  Cincinnati Stock Exchange since 1989 and is a member of the Advisory Committee of the Financial
  Markets Research Center at Vanderbilt University. Mr. Hull became a market maker and member of the
  Pacific Stock Exchange in 1977 and has been a member of the Chicago Board Options Exchange since
  1980.
Ronald Langley, 51 .................................................................................      1995
  Chairman of Quaker Holdings Limited, an investment banking firm, since October 1992. Chairman since 1995, and Director since 1993, of Physicians Insurance Company of Ohio, an insurance company. Chairman of Summit Global Management, Inc., a subsidiary of Physicians Insurance Company of Ohio which acts as a registered investment company, since 1995. Director of Fairfield
  Communities, Inc., a vacation ownership and receivables corporation since 1995. Since 1994 Mr.
  Langley served as Chairman of the Centurion Trust Company, a bank specializing in custodian services. Mr. Langley served as Chairman of Pacific Southwest Corporation from 1989 to 1992.
Alexander R. Piper III, 60 .........................................................................      1995
  From May 1993 to August 1994, Mr. Piper has been responsible for expansion of third market maker trading executions to institutions and broker-dealers at D.E. Shaw & Co. L.P. Since 1990, Mr.
  Piper has served as a consultant for various financial and technology companies, including the
  Company.

The principal occupation of each of the above nominees for the past five years has been as set forth in the above table.

James A. Casty, a director of the Company since 1984, resigned effective July 25, 1995. On the same date, Ronald Langley was elected by the Board of Directors to fill the vacancy created by such resignation.

In 1995, the Company's Board of Directors established an Audit Committee, a Compensation Committee and an Incentive Stock Committee. Each of those committees are comprised of all non-employee directors of the Company, currently Messrs. DiBiasio, Hull, Langley and Piper. None of such committee members are eligible to receive options under the Company's Option Plans.

During the last fiscal year, the Board of Directors held seven meetings and, except for James M. Casty, no director attended fewer than 75% of the total number of meetings of the Board of Directors and committees thereof held during the period for which each individual was a director.

EXECUTIVE OFFICERS

Name                                                                  Position                         Age
- -------------------------------------------------  -----------------------------------------------     ---
Louis J. Morgan..................................  Chairman and Chief Executive Officer                59
Richard F. Chappetto(1)..........................  Chief Financial Officer                             46

- ------------------------
(1) Chief Financial Officer of the Company since September 1994, Mr. Chappetto joined the Company in October 1993 as President for the Pacific Rim and Latin & South America. Mr. Chappetto was Chief Operating Officer for North American Quotations US from 1991 to 1993 a firm engaged in both real-time quotation systems and back office processing for securities and commodity firms. From 1988 to 1991, Mr. Chappetto was President of FutureSource an international provider of real-time quotation and analytic systems. In October 1991, Mr. Chappetto personally filed, in conjunction with a filing for Chappetto Systems Corporation, a petition under Chapter VII of U.S. Bankruptcy Code. During the same year an order was issued discharging Mr. Chappetto and such corporation of all debts under the petition. Mr. Chappetto started his career in the market data industry in 1981 as Vice President of Monchik-Weber a real-time quotation vendor and major Wall Street consulting firm. The firm was acquired by McGraw-Hill in 1985 where he served as Vice President of Systems Planning and Development for the corporation from 1985 to 1988.

EXECUTIVE COMPENSATION

The following table summarizes the compensation for the past three years of (a) the Company's chief executive officer, (b) the Company's only executive officer other than its chief executive officer; and (c) the Company's two most highly compensated officers other than an executive officer.

                           SUMMARY COMPENSATION TABLE

                                                                               Awards
                                                                             -----------
                                                       Annual Compensation     Shares
Name and                                              ---------------------  Underlying      All Other
Principal Position                           Year       Salary      Bonus      Options    Compensation(1)
- -----------------------------------------  ---------  ----------  ---------  -----------  ---------------
Louis J. Morgan, ........................       1995  $  241,896     --          30,000      $  13,419
 Chairman of the Board, Chief Executive         1994  $  225,463     --          20,000         11,509
 Officer and Treasurer                          1993     219,859                  8,500          9,670
Richard F. Chappetto, ...................       1995  $  174,298     --          25,000         --
 Chief Financial Officer                        1994     147,658     --          20,000         --
                                                1993      42,263                 50,000         --
Michael J. Kreutzjans, ..................       1995  $  135,696     --          25,000          1,830
 Vice President, Development Design             1994     123,140     --          20,000          3,330
                                                1993     121,008                  9,000          2,520
Jerry M. Traver .........................       1995  $  145,619     --          25,000         --
 Vice President, Sales and Marketing            1994      79,365     --          20,000         --
                                                1993      70,258     --          12,000         --

- ------------------------
(1) Represents the insurance premiums paid by the Company on life insurance policies on which the named person's spouse is the beneficiary.

The following table shows the total number of Options granted to each of the named persons during 1995 (both as the number of shares of Common Stock subject to such Options and as a percentage of all Options granted to employees during
1995) and, for each of these grants, the exercise price per share of Common Stock and option expiration date. These Options will vest in three equal annual installments in 1996, 1997 and 1998 and will be exercisable through October 24, 2000. The exercise price of these options was fair market value (as defined in the Plan) at the date of grant. No SARs were granted in 1995.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                            % of Total
                                          Number of        Options/SARs
                                         Securities         Granted to       Exercise or
                                     Underlying Options/   Employees in      Base Price      Expiration
Name                                  SARs Granted (#)      Fiscal Year        ($/Sh)           Date
- -----------------------------------  -------------------  ---------------  ---------------  -------------
Louis J. Morgan....................          30,000                 15%       $  1.4375        10/24/2000
Richard F. Chappetto...............          25,000                 12%          1.4375        10/24/2000
Michael J. Kreutzjans..............          25,000                 12%          1.4375        10/24/2000
Jerry M. Traver....................          25,000                 12%          1.4375        10/24/2000

The following table sets forth, for each of the named persons, the number of shares they acquired on exercise of Options in 1995, the aggregate dollar value realized upon exercise, the total number of shares of Common Stock underlying unexercised Options and the aggregate dollar value of unexercised, in-the-money Options, separately identifying the exercisable and unexercisable Options. No SARs were outstanding in 1995.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                  Number of Shares       Value of
                                                                     Underlying         Unexercised
                                                                    Unexercised        In-the-Money
                                                                  Options/SARs at     Options/SARs at
                                           Shares                    FY-End (#)        FY-End ($)(1)
                                         Acquired on    Value
                                          Exercise     Realized     Exercisable/       Exercisable/
Name                                         (#)         ($)       Unexercisable       Unexercisable
- ---------------------------------------  -----------  ----------  ----------------  -------------------
Louis J. Morgan........................      --           --         40,666/52,834      602,067/613,058
Richard F. Chappetto...................      10,000       48,365     23,333/61,667      323,745/526,250
Michael J. Kreutzjans..................      35,062      436,630     24,000/48,000      358,625/526,250
Jerry M. Traver........................       6,000       45,436      6,000/45,436         8,000/49,000

- ------------------------
(1) These values represent the excess, if any, of the fair market value of the shares of Common Stock subject to Options on December 31, 1995, over the respective Option prices.

COMPENSATION OF DIRECTORS

On May 13, 1994, the Company adopted a policy of paying its non-employee directors $4,000 per year and, in addition, $750 per meeting. Pursuant to this policy, non-employee directors were paid an aggregate of $21,750 during the last fiscal year.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS.

On February 15, 1989, the Company and Mr. Morgan entered into an Employment Agreement which remains in effect. It provides for (i) the employment of Mr. Morgan as Chief Executive Officer and Chairman of the Board of the Company and
(ii) an annual base salary of not less than $150,000 for the first year during the employment period, with annual increases during each succeeding year equal to not more than 15% of the base salary paid during the preceding year. Further, the Employment Agreement provides that, under certain circumstances, Mr. Morgan, upon termination of his employment, shall be entitled to additional compensation in an amount equal to two and one-half times his average base salary for the last three years ending prior to the date of such termination. The Employment Agreement also contains confidentiality and non-compete provisions.

In September, 1993, the Company and Mr. Chappetto entered into an Employment Agreement which remains in effect. It provides for (i) the employment of Mr. Chappetto as President of the Company, (ii) a minimum annual base salary of $150,000 for the three (3) years beginning October 1, 1993, and (ii) the granting of certain stock options during its term. Further, the Employment Agreement provides that under certain circumstances shall receive a portion of annual gross revenues generated by Mr. Chappetto and/or the international portion of the Company.

STOCK PLANS

EMPLOYEE STOCK PURCHASE PLAN. The Company has reserved an aggregate of 100,000 shares of common stock for issuance under the Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986 and permits eligible employees of the Company to purchase common stock through payroll deductions of up to 10% of their annual salary in any calendar year to a maximum of $5,000 per offering. The Purchase Plan has four three month offering periods beginning on the first day of each quarter. No employee may purchase more than 5% of the outstanding voting capital stock of the Company or an amount more than $20,000 worth of stock in any calendar year. The purchase price of common stock purchased under the Purchase Plan equals 85% of the market value of the common stock, as calculated in the Purchase Plan, on the first or last day of an offering period, whichever is lower. During 1995, 13,376 shares were sold to employees in accordance with the Plan.

INCENTIVE STOCK PLAN. The Company has reserved an aggregate of 1,000,000 shares of common stock for issuance under its Combined Incentive and Non-Statutory Stock Option Plan, which may be granted to employees and officers of the Company. The Plan is administered by the Company's Incentive Stock Committee. Options may be granted to employees and officers of the Company at a purchase price equal to the fair market value (as defined in the Plan) of the Company's common stock at the date of grant, vest ratably over a three year period, and are exercisable for a period of up to five years from the date of grant. During the past fiscal year, options for 213,500 shares have been granted under the Plan.

401(K) PLAN. The Company maintains a 401(k) retirement savings plan for employees meeting certain eligibility requirements. Under the Plan, the Company matches contributions made by employees to the 401(k) Plan up to 25% of the first 5% contributed by an employee. During the last fiscal year, the Company made matching contributions of approximately $22,300 under the 401(k) Plan.

STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information as of March 31, 1996 regarding the beneficial ownership of shares of the Common Stock of the Company by each nominee and by all directors and officers as a group.

                                                                               Beneficial
                                                                                Ownership
                                                                              of Shares of      Per Cent of
Name                                                                          Common Stock         Class
- -------------------------------------------------------------------------  -------------------  ------------
Louis J. Morgan(1).......................................................           406,098            5.5%
Paul Di Biasio...........................................................            94,600            1.4%
M. Blair Hull............................................................            94,000            1.3%
Ronald Langley(2)........................................................         2,146,400           29.2%
Alexander R. Piper III...................................................             9,000             .1%
All Directors and Officers as a Group (9 persons)(1)(2)(3)...............         2,844,103           38.7

- ------------------------
(1) Does not include 275,100 shares of Common Stock held by Mr. Morgan's spouse, as to which shares Mr. Morgan disclaims any voting or investment power. Includes 47,332 shares of Common Stock which may be acquired upon exercise of presently exerciseable options.

(2) Mr. Langley, a Director of the Company since 1995, is a Director of Physicians Insurance Company of Ohio ("PICO"). As such, Mr. Langley may be deemed to beneficially own the 2,146,400 shares of common stock of the Company beneficially owned by PICO. See "Principal Stockholders." Mr. Langley disclaims beneficial ownership of these shares within the meaning of 13d-3 of the Securities and Exchange Act of 1934.

(3) Includes 113,663 shares of Common Stock which may be acquired upon exercise of presently exerciseable options.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of March 31, 1995 regarding each person other than directors of the Company who were known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Each person named has sole voting and investment power with respect to the shares beneficially owned by such person.

                                                                        Amount and Nature of
Name and Address                                                        Beneficial Ownership   Per Cent of
of Beneficial Owner                                                           of Shares           Class
- ----------------------------------------------------------------------  ---------------------  ------------
Physicians Insurance Company of Ohio .................................    2,146,400--Direct          29.2%
 13515 Yarmouth Drive N.W.
 Pickerington, Ohio 43147
Pont Data Australia Pty. Limited  ....................................     375,000--Direct            5.1%
 56 Pitt Street--15th Floor
 Sydney 2000 Australia

CERTAIN TRANSACTIONS

The Company is presently engaged in a marketing venture with Global Financial Services, Inc. (formerly, Bridge Information Systems, Inc.) which has resulted in the marketing of a product that combines the features of the Company's price quote system with the analytical features of Global's information system products. During its last fiscal year, the Company recorded revenues of $3,920,000 in connection with this venture.

On January 25, 1995, the Company entered into an agreement with Global extending the services provided to Global by the Company from April 1, 1995 to March 31, 1998. Under the terms of this agreement, the Company is entitled to receive a minimum payment of $2,538,000 in 1995, including $594,000 for the first quarter of 1995 under the terms of the prior agreement, $2,100,000 in 1996, and $450,000 for the first quarter of 1997 for data provided in the United States. For the remainder of the term of the agreement, the Company will receive $200 per month for each Bridge Information Systems customer site receiving the Company's data and $35.00 per terminal per month. The Company will bill international service on a per user basis with a maximum of $125,000 per month. During the past fiscal year, Global sold its holdings in the Company in a private sale to Physicians Insurance Company of Ohio, Inc.

During the past fiscal year, Mr. Piper, a director of the Company, provided business development consulting services to the Company for which he was paid an aggregate of $18,383.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended December 31, 1995, the Company's officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company's independent public accountants for the fiscal year ended December 31, 1995 and for the current year are McGladrey & Pullen. A representative of McGladrey & Pullen LLP is expected to be present at the meeting, with the opportunity to make a statement if he desires to do so, and he is expected to be available to respond to appropriate questions from stockholders.

ANNUAL REPORT

The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1995, including financial statements, accompanies this Proxy Statement. However, no action is proposed to be taken at the meeting with respect to the Annual Report, and it is not to be considered as constituting any part of the proxy soliciting material.

STOCKHOLDER PROPOSALS

From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 1997 stockholders' meeting must be received by the Company no later than January 1, 1997. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

OTHER MATTERS

Management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 is available without charge to stockholders upon written request to the Company's Chief Financial Officer.

                                          By order of the Board of Directors
                                          DARLENE E. CZAJA
                                          SECRETARY